Exhibit 10.1

This Note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of October 26, 2018, by and among Enservco Corporation (“Debtor”), Heat Waves Hot Oil Service LLC, Heat Waves Water Management LLC and East West Bank (“Senior Lender”), to the indebtedness (including interest) owed by Debtor pursuant to that certain Loan and Security Agreement dated August 10, 2017 between Debtor, certain of Debtor’s subsidiaries and Senior Lender, as such Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

SUBORDINATED PROMISSORY NOTE

Principal:     $4,800,000                         Date:          October 26, 2018

Rate:          8%                              Maturity:      March 31, 2019

FOR VALUE RECEIVED, the undersigned, ENSERVCO CORPORATION, a Delaware corporation (the “Debtor”), promises to pay to the order of ADLER HOT OIL HOLDINGS, LLC, a Delaware limited liability company, at its office at 222 South Ninth Street, Suite 2880, Minneapolis, Minnesota 55402, or such other place as the holder of this Note (the “Holder”) may designate, in lawful money of the United States of America and in immediately available funds, the principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000) together with interest on the unpaid principal balance from the date of this Note until it is paid in full at the rate of 8% per annum or, following the occurrence and during the continuance of any Event of Default (as defined below), at the rate of eleven percent (11%) per annum. All interest calculations hereunder shall be computed on the basis of actual number of days elapsed and a 360 day year. Notwithstanding anything herein to the contrary, in no event will the applicable interest rate hereunder exceed the highest rate permitted by applicable law.

Installment Payments of Principal and Interest

The indebtedness evidenced by this Note shall be due and payable in installments as follows: (i) on November 30, 2018, the principal sum Eight Hundred Thousand Dollars ($800,000) plus accrued interest to the date of the payment; (ii) on February 28, 2019, the principal sum of Two Hundred Thousand Dollars ($200,000) plus accrued interest to the date of the payment; and (iii) on March 31, 2019 (the “Maturity Date”) all remaining outstanding principal, interest and any costs of collection. All payments under this Note shall be applied first to any unpaid costs of collection, second to any accrued but unpaid interest, and third to principal.

Events of Default

Any of the following shall constitute an event of default under this Note (an “Event of Default”):

(a)     the failure by Debtor to make any payment under this Note when such payment becomes due and payable, which failure is not cured within ten (10) days after the date on which such payment was due;

(b)     Debtor or any of the Debtor Subsidiaries (as defined below) becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors;

(c)     a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Debtor or any of the Debtor Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) for Debtor or any of the Debtor Subsidiaries or for any substantial part of its property, or for the winding-up or liquidation of the affairs of Debtor or any of the Debtor Subsidiaries, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding which is not stayed;

(d)     Debtor or any of the Debtor Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) for it or for any substantial part of its property;

(e)     Debtor or any of the Debtor Subsidiaries shall default or any event or default shall occur with respect to any agreement governing any indebtedness of Debtor or any of the Debtor Subsidiaries for more than $500,000 of borrowed money, or any such indebtedness is accelerated to be due prior to its final scheduled maturity; or

(f)     a final judgment or order for the payment of $500,000 or more in the aggregate shall be rendered against Debtor or any of the Debtor Subsidiaries and such judgment or order shall not be satisfied, stayed or bonded within 60 days after the date such judgment or order is required to be paid.

In the event of any such Event of Default, then in addition to the Holder’s other rights under applicable law or any agreement with Debtor, the Holder may declare the entire unpaid principal amount of this Note and any accrued and unpaid interest to be immediately due and payable, whereupon the same shall become immediately due and payable.

Prepayments

This Note may be prepaid in whole or in part, without penalty or premium, at the option of the Debtor at any time prior to the Maturity Date. Any partial prepayments shall be applied first to any costs of collection, second to accrued interest, and third to the installments of principal that are due hereunder in the inverse order of their maturities.

General

This Note is issued pursuant to the Membership Interest Purchase Agreement dated on or about the date hereof (as the same may from time to time be amended, modified or restated, the “Purchase Agreement”) by and among the Debtor, Adler Hot Oil Holdings, LLC, Adler Hot Oil Service, LLC, Spell Capital Mezzanine Partners SBIC, LP, Aldine Capital Fund II, L.P., Aldine SBIC Fund, L.P., EXMARQ Capital Partners, Inc. and United Insurance Company of America. Capitalized terms used in this Note but not otherwise defined in this Note shall have the same meaning as set forth in the Purchase Agreement. The obligations under this Note are guaranteed pursuant to a Guaranty by Heat Waves Hot Oil Service LLC and Heat Waves Water Management LLC (collectively, the “Debtor Subsidiaries”) and secured pursuant to a Security Agreement granting the Holder a subordinated security interest in substantially all of the assets of the Debtor and the Debtor Subsidiaries to secure payment (or the guaranty of payment) of this Note.

THE AMOUNTS DUE UNDER THIS NOTE SHALL NOT BE SUBJECT TO ANY DEDUCTION OR SETOFF OF ANY KIND, INCLUDING FOR CLAIMS ARISING UNDER OR RELATED TO THE PURCHASE AGREEMENT, WITH THE EXCEPTION OF ANY POST-CLOSING ADJUSTMENT DUE TO BUYER, WHICH SHALL BE DEDUCTED FROM THE AMOUNTS DUE UNDER THIS NOTE PURSUANT TO SECTION 2.06(D) OF THE PURCHASE AGREEMENT.

The Debtor waives demand for payment, presentment, notice of dishonor, notice of non-payment and protest. The use of any remedy by the Holder will not constitute a waiver of the right to use any other remedy provided by law. No release of any security for this Note or extension of time for payment of this Note shall release or modify the liability of the Debtor under this Note.

In the event the Debtor defaults in the payment of any amount due under this Note, the Debtor agrees to pay on demand all costs and expenses arising on or after the date of such Default of collecting or enforcing payment under this Note, including reasonable attorneys’ fees and legal expenses.

This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the Debtor and by the Holder. No delay or omission by the Holder in exercising any right or option hereunder shall impair such right or option or operate as a waiver of such right or option or acquiescence in any default hereunder. Holder may extend the time for the performance of Debtor’s obligations and Holder may waive the fulfillment or compliance by Debtor of Debtor’s obligations. Any agreement by Holder for extension or waiver must be in writing. No waiver of any of the provisions of this Note shall be deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver unless so stated in writing.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO. THIS NOTE MAY BE ENFORCED SOLELY IN ANY FEDERAL COURT OR COLORADO STATE COURT SITTING IN DENVER, COLORADO; AND THE DEBTOR AND THE HOLDER EACH CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN THOSE FORUMS IS NOT CONVENIENT. IN THE EVENT THE DEBTOR OR THE HOLDER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE, THE PURCHASE AGREEMENT, OR ANY OF THE OTHER AGREEMENTS OR DOCUMENTS DELIVERED IN CONNECTION WITH THE CLOSING OF THE PURCHASE AGREEMENT OR THE RELATIONSHIP CREATED THEREUNDER OR HEREUNDER, THE HOLDER OR THE DEBTOR SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF THE TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE THE CASE DISMISSED WITHOUT PREJUDICE.

THE DEBTOR AND THE HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PURCHASE AGREEMENT, THIS NOTE OR ANY OF THE OTHER AGREEMENTS OR DOCUMENTS IN CONNECTION WITH THE CLOSING OF THE PURCHASE AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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This Note shall be binding upon the Debtor and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

ENSERVCO CORPORATION

By: /s/ Ian Dickinson

Name: Ian Dickinson

Its: President and Chief Executive Officer

[Signature page to Subordinated Promissory Note]